UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2014

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

(312) 827-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

Effective April 1, 2014, the Board of Directors of Envestnet, Inc. (the “Company”) named Joshua David Mayer as the Company’s Chief Operating Officer. Mr. Mayer, age 40, has served as the Company’s Executive Vice President and Director of Operations since January 2011.  Mr. Mayer is responsible for all activities related to the operations of the Company’s technology platform as well as for the Company’s Human Resources, Facilities Management, and the Project Management, Implementation and Conversion teams.  From 2004 to January 2011, Mr. Mayer served as the Company’s Senior Vice President, Head of Operations.  From 2000 to 2004, Mr. Mayer served as the Director of Operations for Oberon Financial Technology, which was acquired by the Company in 2004.  Mr. Mayer holds a Bachelor of Arts and Sciences from Georgetown University.

There were no changes to Mr. Mayer’s compensation and no new grants or awards associated with this appointment.  Mr. Mayer will continue to be eligible to participate in all benefit plans, health insurance, disability, retirement and incentive compensation plans generally available to the Company’s executives.

Mr. Mayer does not have any family relationship that is required to be disclosed under Item 401(d) of Regulation S-K and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENVESTNET, INC.

Dated: April 7, 2014

	By:	/s/ Peter H. D’Arrigo
Peter H. D’Arrigo
Chief Financial Officer

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